Exhibit 99.1
FOR IMMEDIATE RELEASE
FIRST ALBANY ANNOUNCES REPAYMENT OF $13.6 MILLION IN LOANS
ALBANY, NEW YORK, May 31, 2006 — First Albany Companies Inc. (NASDAQ: FACT), announced today the repayment of $13.6 million in loans which were scheduled to mature on June 15, 2006. The $13.6 million repayment satisfied in full the Company’s obligations with respect to its $4.9 million Term Loan and the $8.7 million borrowed under its $11 million Term. These obligations were repaid with proceeds from the previously disclosed April 2006 lease surrender and from borrowings under its operating subsidiary’s existing short term bank loans.
About First Albany
First Albany is a leading institutionally focused independent investment bank that serves the institutional market, the growing corporate middle market and public institutions by providing clients with strategic, research-based, innovative investment opportunities. First Albany offers a diverse range of products through its Equities division, Fixed Income division and Venture Capital division, FA Technology Ventures Corporation.
First Albany is traded on NASDAQ under the symbol FACT with offices in major business and commercial markets.
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FOR ADDITIONAL INFORMATION
PLEASE CONTACT:
Paul W. Kutey
Chief Financial Officer
518.447.8500
Nancy Rice
Director of Marketing
518.447.8039